Exhibit 4.3.2


                                                                       VERSION A

                     ASSET BACKED SECURITIES CORPORATION,

                                  Depositor

                          [NAME OF MASTER SERVICER]

                               Master Servicer

                                     and

                              [NAME OF TRUSTEE]

                                   Trustee

                      ----------------------------------

                             REFERENCE AGREEMENT

                          incorporating by reference

                    CERTAIN STANDARD TERMS AND CONDITIONS

                           OF POOLING AND SERVICING

                     Dates as of                  , 199__
                      ----------------------------------

                    Conduit Manufactured Housing Contract
                    Pass-Through Certificates, Series ___

                            ___% Pass-Through Rate

                              TABLE OF CONTENTS
                              -----------------

Section                                                                   Page
- -------                                                                   ----
                                  ARTICLE XI.

                           CONVEYANCE OF TRUST FUND;
                        DESCRIPTION OF THE CERTIFICATES

      SECTION 11.01.  Designation..........................................  2
      SECTION 11.02.  Conveyance of Trust Fund; Issuance of
                      Certificates.........................................  2
      SECTION 11.03.  Delivery of Documents................................  3
      SECTION 11.04.  Denominations........................................  6
      SECTION 11.05.  Principal Balance....................................  6
      SECTION 11.06.  Distributions on the Certificates....................  7
      SECTION 11.07.  Place and Notice for Final Distribution
                      on Certificates......................................  7
      SECTION 11.08.  Pass-Through Rate....................................  7
      SECTION 11.09.  Distribution Dates...................................  7
      SECTION 11.10.  Record Dates.........................................  7
      SECTION 11.11.  Contracts............................................  7
      SECTION 11.12.  Forms Generally......................................  7
      [SECTION 11.13. Termination at Option of the
                      Depositor............................................  8
      SECTION 11.14.  Substitution.........................................  8
      SECTION 11.15.  Wire Transfer Eligibility............................  8
      SECTION 11.16.  Required Rating......................................  8
      SECTION 11.17.  Pool Insurance Policy................................  8
      SECTION 11.18.  Special Hazard Insurance Policy......................  9
      SECTION 11.19.  Performance Bon......................................  9
      SECTION 11.20.  Warranty and Servicing Agreements....................  9
      SECTION 11.21.  Custodial Agreements.................................  9
      SECTION 11.22.  Retained Yield; Administrative Fee;
                      Servicing Compensation...............................  9
      SECTION 11.23.  Cut-off Date.........................................  9
      SECTION 11.24.  Certificate Registrar................................  9
      SECTION 11.25.  Authenticating Agent................................. 10
      SECTION 11.26.  Paying Agent......................................... 10
      [SECTION 11.27. Limited Guarantor.................................... 10
      SECTION 11.28.  Limited Guarantee and Guarantee Amount............... 10
      SECTION 11.29.  Limited Guarantee Fee................................ 10
      [SECTION 11.30. Applicability of Certain Provisions of
                      Standard Terms....................................... 10

                                 ARTICLE XII.

                                  DEFINITIONS

      APR   ............................................................... 10
      Administrative Fee................................................... 10
      Agreement............................................................ 10
      Authenticating Agent................................................. 11
      Certificate.......................................................... 11

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

      Certificate Registrar................................................ 11
      Certificateholder.................................................... 11
      Contracts............................................................ 11
      Contract Schedule.................................................... 11
      Deleted Contract..................................................... 11
      Delivery Date........................................................ 11
      Denomination......................................................... 11
      Distribution Date.................................................... 11
      Due Date............................................................. 11
      [Insurance Policy.................................................... 11
      Insurer.............................................................. 11
      Optional Termination................................................. 11
      Optional Termination Date............................................ 11
      Pass-Through Rate.................................................... 12
      [Performance Bond.................................................... 12
      Pool Insurance Policy................................................ 12
      Repurchase Price..................................................... 12
      Retained Yield....................................................... 12
      Single Certificate................................................... 12
      Special Hazard Insurance Policy...................................... 12
      Special Hazard Insurer............................................... 12
      Substitute Contract.................................................. 12
      Trust Fund........................................................... 13
      Voting Rights........................................................ 13

                                 ARTICLE XIII.

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS

      SECTION 13.01.  Certificate Account.................................. 13
      SECTION 13.02.  Distributions........................................ 13
      SECTION 13.03.  Monthly Statements to
                      Certificateholders................................... 14

                                 ARTICLE XIV.

                             OPTIONAL TERMINATION

      SECTION 14.01.  Repurchase at the Option of the
                      [Depositor].......................................... 15
      SECTION 14.02.  Procedure Upon Optional Termination.................. 16

                                  ARTICLE XV.

                                 MISCELLANEOUS

      SECTION 15.01.  Standard Terms....................................... 17
      SECTION 15.02.  Ratification of Standard Terms....................... 17
      SECTION 15.03.  Amendment............................................ 17
      SECTION 15.04.  Counterparts......................................... 18
      SECTION 15.05.  Governing Law........................................ 18
      SECTION 15.06.  Recordation of Agreement............................. 18

      SECTION 15.07.  Severability of Provisions........................... 19

      SECTION 15.08.  Declaration of Trust; Tax Treatment;
                      Construction......................................... 19



                                   EXHIBITS

      Form of Class A Certificate..........................................A-1

            REFERENCE AGREEMENT, dated as of ___________, 199__ by and among ASSET BACKED SECURITIES CORPORATION, a Delaware corporation, as Depositor (the "Depositor"),
[________________________________________________________],
a [___________________] corporation, as master servicer (the "Master Servicer"), and [________________________], a ___________ corporation, as trustee (together with its successors in trust thereunder as provided in the Agreement referred to below, the "Trustee").

                             PRELIMINARY STATEMENT

            The Depositor has duly authorized the execution and delivery of this Reference Agreement and the incorporation herein, to the extent permitted herein, of the Standard Terms and Provisions of Pooling and Servicing (the "Standard Terms") attached hereto, to provide for the issuance of its Conduit Manufactured Housing Contract Pass-Through Certificates, Series __, issued as provided herein and delivered by the Trustee to the Depositor as provided hereunder. The Reference Agreement, incorporating the Standard Terms, is sometimes referred to herein as the Agreement. All references herein to Sections or Articles of the Agreement shall be construed to mean Sections or Articles of this Reference Agreement or of the Standard Terms as the Section numbers and context may require, and capitalized terms used herein shall have the meanings ascribed to them in the Standard Terms or this Reference Agreement. The Depositor is the owner of the Contracts (as hereinafter defined) and the other property being conveyed by it to the Trustee as part of the Trust Fund (as hereinafter defined) and has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Trust Fund. All covenants and agreements made by the Depositor herein and in the Standard Terms are for the benefit and security of the Certificateholders. The Depositor is entering into this Reference Agreement and the Standard Terms, and the Trustee is accepting the trusts created hereby and thereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

                        W I T N E S S E T H   T H A T:

            In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer and the Trustee agree as follows:

                                  ARTICLE XI.

                           CONVEYANCE OF TRUST FUND;
                        DESCRIPTION OF THE CERTIFICATES

            SECTION 11.01.  Designation.

            The Certificates shall be designated generally as the Conduit Manufactured Housing Contract Pass-Thorough Certificates, Series ____, ___% Pass-Through Rate (the "Certificates").

            SECTION 11.02.  Conveyance of Trust Fund; Issuance of
                            Certificates.

            In exchange for the Certificates, the Depositor hereby sells, transfers, assigns, delivers, sets over and otherwise conveys to the Trustee, without recourse, for the benefit of all present and future Holders of the Certificates, all of the Depositor's right, title and interest (other than with respect to any Retained Yield specified in Section 11.22) in and to (a) the Contracts listed in Schedule I to this Agreement, which the Depositor causes to be delivered to the Trustee, together with the Contract Files relating to the Contracts and the other property in respect of such Contracts, as specified in
Section 2.01, and the proceeds thereof payable after the Cut-off Date, net of any amounts payable to the Servicers, the Master Servicer and the Depositor in accordance with the provisions of the Standard Terms, (b) property that secured a Contract and has been acquired by Repossession, (c) the Insurance Policies, if any, relating to the Contracts, (d) [the Performance Bond and the proceeds thereof, as provided in Section 3.17, (e)] the Depositor's rights under the Warranty and Servicing Agreements with respect to the Contracts, (f) the Certificate Account and all amounts deposited therein pursuant to the applicable provisions of the Agreement, net of amounts payable to the Servicers, the Master Servicer and the Depositor, as provided in Sections 3.18 and 3.19, and net of any Retained Yield and Administrative Fee payable to the Depositor, as specified in Sections 3.19 and 11.22, and (g) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

            The Trustee acknowledges the transfer and assignment to it of the Contracts and the delivery of the Contract Files to it (or, with respect to Contracts subject to a Custodial Agreement, to the respective Custodian on its behalf) and the other property included in the Trust Fund, all to the extent provided above and in Section 2.01, and, concurrently with such delivery, has delivered to or upon the order of the Depositor, in exchange for the Contracts, Certificates duly authenticated and duly executed by the Trustee in authorized Denominations evidencing the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth herein and in the Standard Terms to the best of its ability, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

            SECTION 11.03.  Delivery of Documents.

            In connection with the foregoing conveyance, the creation of the Trust Fund and the issuance of the Certificates pursuant to Sections 11.02 and 2.01, the Depositor hereby delivers to and/or deposits with the Trustee the following documents, instruments and property related to the Certificates:

            (1) Opinion of Counsel. Opinion(s) of Counsel (in which such counsel is entitled to rely upon certificates, opinions or representations as to matters of fact by Authorized Officers of the Depositor or the Trustee and governmental officials and, as to matters involving the laws of any state other than the state in which such counsel is admitted to practice, upon an Opinion of Counsel satisfactory to the Trustee) addressed to the Trustee to the effect that:

                  (a) ____ the Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power to own its properties, to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement;

                  (b) assuming due execution and delivery thereof by the Trustee, this Agreement, as executed and delivered by the Depositor, is the valid, legal and binding obligation of the Depositor, enforceable in accordance with its terms subject to bankruptcy, reorganization, insolvency and other laws affecting the enforcement of creditors' rights generally and to general principles of equity;

                  (c) the Certificates, assuming that they have been duly and validly authorized, executed, delivered and issued by the Trustee, will, when authenticated by the Certificate Registrar pursuant to this Agreement and delivered to or upon the order of the Depositor, be valid, legal and binding instruments, entitled to the benefits of this Agreement;

                  (d) immediately prior to the conveyance thereof to the Trustee, the Depositor had the corporate power and authority to convey the Contracts and other property included in the Trust Fund to the Trustee pursuant to this Agreement;

            (e) such action has been taken with respect to delivery of possession of the Contracts and other property included in the Trust Fund on the Delivery Date and with respect to the execution and delivery of all requisite documents as is necessary to make effective the conveyance of such property to the Trustee, with either the details of such action recited therein, or the absence of any such action being necessary to make such conveyance effective stated therein;

            (f) the Depositor has effectively conveyed to the Trustee all of its right, title and interest in and to the Contracts and other property included in the Trust Fund on the Delivery Date;

            (g) this Agreement is not required to be qualified under the Trust Indenture Act of 1939; the Trust Fund created by this Agreement is not required to be registered under the Investment Company Act of 1940, as amended; the Registration Statement is effective under the Securities Act of 1933, as amended (the "Securities Act"), and to the best of such counsel's knowledge, no stop order suspending such effectiveness has been issued;

            (h) no consent, approval, authorization or order of any state or Federal court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein, except such as may under the blue sky laws of any jurisdiction in connection with the acquisition of Certificates and such other approvals as have been obtained; and


            (I) the issue and sale of the Certificates and the fulfillment of the terms of this Agreement will not conflict with or result in a breach or violation of, any term or provision of, or constitute a default under, the certificate of incorporation or by-laws of the Depositor, or, to the knowledge of such counsel, any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound, or any statute or regulation applicable to the Depositor or, to the knowledge of such counsel, any order of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor.


            (2)   The Contracts.  The Contracts included in the
Trust Fund, in the manner specified in Section 2.01.

            (3) Performance Bond, Special Hazard Insurance Policy and Pool Insurance Policy. The Performance Bond, the Special
Hazard Insurance Policy and the Pool Insurance Policy.

            (4) Officers' Certificate of Insurers. An Officers' Certificate of the Pool Insurer, to the effect that the Pool Insurance Policy is in full force and effect, subject to its terms and conditions, with respect to the Contracts specified in such Officers' Certificate, an Officers' Certificate of the Special Hazard Insurer, to the effect that the Insurance Policy issued by such Insurer is in full force and effect, subject to its terms and conditions, with respect to the Contracts and an Officers' Certificate of the issuer of the Performance Bond to the effect that the Performance Bond is in full force and effect with respect to the obligations of the Master Servicer under this Agreement.

            (5) Opinion of Counsel for Insurers. An Opinion of Counsel for each Insurer dated the Delivery Date, to the effect that:

            (a) the Insurer is duly organized, validly existing under the laws of the state of its incorporation, is duly qualified to do business in all jurisdictions where the nature of its operations as contemplated by the Insurance Policy issued by such Insurer legally requires such qualification, and has the power and authority (corporate and other) to issue, and to take all action required of it under, such Insurance Policy;

            (b) the execution, delivery and performance by the Insurer of the Insurance Policy issued by such Insurer has been duly authorized by all necessary corporate action on the part of the Insurer, and under present law does not and will not contravene any law or governmental regulation or order presently binding on the Insurer or the charter or the by-laws of the Insurer or contravene any provision of or constitute a default under any indenture, contract or other instrument to which the Insurer is a party or by which the Insurer is bound;

            (c) the execution, delivery and performance by the Insurer of the Insurance Policy issued by such Insurer does not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any federal, state or other governmental agency or authority that has not previously been effected; and

            (d) the Insurance Policy issued by such Insurer has been duly issued and constitutes a legal, valid and binding agreement of the Insurer, enforceable against the Insurer in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

            (7) Opinion of Counsel to the Master Servicer. An Opinion of Counsel to the Master Servicer, dated not later than the Delivery Date, to the effect that:

            (a) the Master Servicer is a duly organized and validly existing corporation in good standing under the laws of the State of ___________; the Master Servicer is duly qualified to do business as a foreign corporation in and is in good standing under the laws of each jurisdiction where the nature of its operations as contemplated by this Agreement requires such qualification;


            (b) the Master Servicer has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; the execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action on the part of the Master Servicer and (I) do not conflict with or result in, or will not conflict with or result in, a breach of the [certificate] [articles] of incorporation or by-laws of the Master Servicer, or, to such counsel's knowledge, any of the provisions of any indenture, mortgage, contract or other instrument to which the Master Servicer is a party or by which it is bound or (ii) do not result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instruments; and


            (c) this Agreement constitutes a legal, valid and binding agreement of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally and to principles of equity.

            SECTION 11.04.  Denominations.

            A Single Certificate will be issued in a minimum denomination of $____________. The Certificates will be issued in fully registered form only in minimum Denominations of $__________ and integral multiples thereof [and one Certificate may be issued in such denomination as may be necessary to represent the remainder of the Principal Balance of the Contracts on the Cut-off Date.]

            SECTION 11.05.  Principal Balance.

            The Principal Balance of the Contracts on the Cut-off Date, exclusive of principal payments due and payable on or before such date, is $__________.

            SECTION 11.06.  Distributions on the Certificates.

            On each Distribution Date, the Master Servicer shall make distributions to the Certificateholders in the amounts and in the manner specified in Article XIII and in the forms of the Certificates.

            SECTION 11.07. Place and Notice for Final Distribution on Certificates.

            (a) The final distribution made on each Certificate on any Distribution Date shall be distributable upon presentation and surrender thereof at the office or agency of the Master Servicer maintained for such purpose in the Borough of Manhattan, City and State of New York pursuant to Section 5.02.

            (b) Notice of final distribution on any Certificate on any Distribution Date or Optional Termination Date shall be mailed no later than the tenth day prior to the applicable Distribution Date or Optional Termination Date.

            SECTION 11.08.  Pass-Through Rate.

            The Pass-Through Rate is _____%.

            SECTION 11.09.  Distribution Dates.

            The Distribution Dates for the Certificates are the ______ day of each month, or, if such day is not a Business Day, the next succeeding Business Day, commencing __________ ___, 199_.

            SECTION 11.10.  Record Dates.

            The Record Date for each Distribution Date will be the close of business on the last day of the month preceding the month in which the applicable Distribution Date occurs or, if such day is not a Business Day, the next preceding Business Day.

            SECTION 11.11.  Contracts.

          The Contracts transferred and assigned to the Trustee by the Depositor are the Contracts identified in the Contract Schedule attached hereto as
Schedule I.

            SECTION 11.12.  Forms Generally.

            The Certificates and the Certificate Registrar's certificate of authentication shall be in substantially the forms set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the judgment of the Master Servicer, the Trustee or the Depositor be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

            The definitive Certificates shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution thereof.

            [SECTION 11.13. Termination at Option of the
                            Depositor.

            The Depositor may, at its option, repurchase from the Trust Fund all Contracts remaining outstanding on any Distribution Date on or after the date on which the Principal Balance of such Contracts is less than __% of the Principal Balance of the Contracts on the Cut-off Date in the manner and at the Repurchase Price provided in Article XIV.]

            SECTION 11.14.  Substitution.

            The Depositor or the Servicer of a Contract may substitute for such Contract a Substitute Contract or Contracts, pursuant to Section 2.02, 2.04 or 2.08, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.07.

            SECTION 11.15.  Wire Transfer Eligibility.

            The minimum Denomination eligible for wire transfer on each Distribution Date is $____________.

            SECTION 11.16.  Required Rating.

            The Certificates shall have been rated "     " by

__________________________________.

            SECTION 11.17.  Pool Insurance Policy.

            A specimen of the Pool Insurance Policy with respect to the Contracts, naming the Trustee as loss payee, is attached as hereto as Exhibit [ ]. The Pool Insurer is _________________, a _______________ corporation.

            SECTION 11.18.  Special Hazard Insurance Policy.

            A specimen of the Special Hazard Insurance Policy with respect to the Contracts, naming the Trustee as loss payee, is attached as Exhibit [ ] hereto. The Special Hazard Insurer is

       _______________________, a ____________ corporation.

            SECTION 11.19.  Performance Bond.

            A specimen of the Performance Bond is attached as Exhibit [ ] hereto. The Performance Bond has been issued by ____________________, a _______________________ corporation.

            SECTION 11.20.  Warranty and Servicing Agreements.

            The Warranty and Servicing Agreements with respect to the Contracts included in the Trust Fund are listed on Schedule [ ] hereto.

            SECTION 11.21.  Custodial Agreements.

            The Custodial Agreements with respect to the Contracts included in the Trust Fund are listed on Schedule [ ] hereto.

            SECTION 11.22.  Retained Yield; Administrative Fee;
                            Servicing Compensation.

            On each Distribution Date, the Master Servicer shall remit to the Depositor, by wire transfer of immediately available funds, from payments of interest and other collections with respect to interest on the Contracts deposited in the Certificate Account a Retained Yield equal to ____% of the Principal Balance of each Contract and an Administrative Fee equal to _____% of the Principal Balance of each Contract as provided in Section 3.19. The Master Servicer shall be entitled to retain an amount in respect of each interest payment on a Contract equal to the excess of each interest payment on such Contract over the sum of (I) the Retained Yield, (ii) the Administrative Fee and
(iii) the Pass-Through Rate, as provided in Section 3.19, and such other amounts as provided in accordance with the provisions of the Standard Terms.

            SECTION 11.23.  Cut-off Date.

            The Cut-off Date is ___________, 199__.

            SECTION 11.24.  Certificate Registrar.

            The Certificate Registrar is the Trustee.

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

            SECTION 11.25.  Authenticating Agent.

            The Authenticating Agent is the Trustee.

            SECTION 11.26.  Paying Agent.

            The Paying Agent is the Master Servicer.

            [SECTION 11.27. Limited Guarantor.

            The Limited Guarantor is ____________________.

            SECTION 11.28.  Limited Guarantee and Guarantee Amount.

            [Relevant description and amounts to be provided.]

            SECTION 11.29.  Limited Guarantee Fee.

            The Limited Guarantee Fee is ____________________.]

            [SECTION 11.30. Applicability of Certain Provisions of
                            Standard Terms.

            The provisions of Section 2.03(b) shall be applicable to the Certificates; the provisions of Sections 3.23 and 3.24 shall not be applicable to the Certificates.]

                                  ARTICLE XII.

                                  DEFINITIONS

Article One of the Standard Terms provides that the meaning of certain defined terms used in this Agreement shall, when applied to a particular Series of Certificates, be as defined herein. With respect to the Certificates, the following definitions shall apply:

            APR: The annual percentage rate of interest on a Contract.

            Administrative Fee: The percentage rate per annum of the Principal Balance from time to time of each Contract that is payable to the Depositor out of each interest payment on a Contract as compensation for the performance of duties related to the administration of the Trust Fund, which percentage is set forth in Article XI.

            Agreement: The Standard Terms and Provisions of Pooling and Servicing together with this Reference Agreement, and all amendments and supplements hereto.

            Authenticating Agent: The authenticating agent specified in Section 11.26.

            Certificate: Any one of the Certificates executed by or on behalf of the Depositor and authenticated by or on behalf of the Trustee in substantially the form set forth in Exhibit A hereto.

            Certificate Registrar:  The registrar appointed and identified in
Section 11.25.

            Certificateholder:  The registered holder of a Certificate.

            Contracts:  The Contracts listed on the Contract
Schedule attached hereto.

            Contract Schedule: The list of Contracts transferred on the Delivery Date to the Trustee as part of the Trust Fund for the Certificates, which list is attached hereto as Schedule I.

            Deleted Contract: A Contract replaced or to be replaced by a Substitute Contract.

            Delivery Date:  ________________________, 199__.

            Denomination: For each Certificate, the amount designated as such on the face thereof, the aggregate of the Denominations of the Certificates being equal to the aggregate of the Principal Balances of the Contracts on the Cut-off Date, exclusive of principal payments due and payable on or before such date.

            Distribution Date: The _______ day of each month, or if such day is not a Business Day, the Business Day immediately following such day, commencing ____________ _____, 199__.

            Due Date: The first day of the month in which the related Distribution Date occurs.

            [Insurance Policy:  Any one of the Pool Insurance
Policy or Special Hazard Insurance Policy.]

            Insurer:  Any one of the Pool Insurer, the Special
Hazard Insurer and the issuer of the Performance Bond, as the context may require.

            Optional Termination: The repurchase of the Contracts by the Depositor pursuant to Section 14.01.

            Optional Termination Date: The Distribution Date fixed by the Depositor for the repurchase of the Contracts pursuant to
Article XIV.

            Pass-Through Rate: The annual rate of interest set forth on the face of the Certificates. Any monthly remittance of interest at such rate shall be based upon annual interest at such rate on the Principal Balance of the related Contract divided by twelve.

            [Performance Bond: The performance letter issued by __________, a specimen of which is attached hereto as Exhibit _____.

            Pool Insurance Policy: The policy of pool credit insurance, naming the Trustee as loss payee, a specimen of which is attached hereto as Exhibit ___ or any replacement policy therefor obtained pursuant to Section [3.13].

            Repurchase Price: The price, calculated as set forth in
Section 14.01, to be paid by the Depositor in connection with the repurchase of the Contracts pursuant to an Optional Termination.

            Retained Yield: The percentage rate per annum of the Principal Balance from time to time of each Contract that is retained by the Depositor and payable out of each interest payment on a Contract, which percentage is set forth in Article XI and in the Contract Schedule.

            Single Certificate: A Certificate issued in a minimum Denomination of $_________ as set forth in Section [11.04].

            Special Hazard Insurance Policy: The policy of special hazard insurance, naming the Trustee as loss payee, a specimen of which is attached as Exhibit ___ to this Agreement or any replacement policy obtained pursuant to Section [3.14].

            Special Hazard Insurer:  The insurer named in Article
XI or the named insurer in any replacement policy obtained pursuant to Section [3.14].

            Substitute Contract: A Contract substituted by the Depositor or the related Servicer for a Deleted Contract which must, on the date of such substitution, (I) have an Outstanding Principal Balance, after deduction of the principal portion of the monthly payment due in the month of substitution [or in the case of a substitution of more than one Contract for a Deleted Contract, an aggregate Outstanding Principal Balance], not in excess of the Outstanding Principal Balance of the Deleted Contract [and not less than _____% of Outstanding Principal Balance of the Deleted Contract] (the amount of any shortage will be deposited by the Depositor or the Servicer in the Certificate Account and distributed by the Master Servicer to Certificateholders in the month of substitution); (ii) have an APR not less than the APR of the Deleted Contract but not greater than ____% in excess of the APR of the Deleted Contract; (iii) have a remaining term to maturity not greater than _____ years and not more than _____ years less than the remaining term of the Deleted Contract; and (iv) comply with each representation and warranty set forth in
Section 2.04 or in the related Warranty and Servicing Agreement.


            Trust Fund: The corpus of the trust created by this Agreement consisting of (I) the Contracts described in the Contract Schedule, exclusive of the Retained Yield, (ii) all distributions thereon payable after the Cut-off Date, other than as provided herein, (iii) property that secured a Contract and has been acquired by foreclosure or deed in lieu of foreclosure, (iv) amounts remitted from time to time to the Master Servicer and held from time to time by the Master Servicer in the Certificate Account, net of the amounts payable to the Master Servicer, as provided in this Agreement, (v) the rights of the Certificateholders in the Primary Credit Insurance Policies, the Pool Insurance Policy, the Special Hazard Insurance Policy and any other insurance policies with respect to the Contracts, (vi) the rights of the Certificateholders in the Performance Bond and the proceeds thereof and (vii) the Depositor's rights under the Warranty and Servicing Agreements with respect to the Contracts included in the Trust Fund.


            Voting Rights: The portion of the aggregate voting rights of all the Certificates, evidenced by a Certificate, which is obtained by dividing the Denomination of such Certificate by the aggregate Denominations of all of the Certificates.

                                 ARTICLE XIII.

                          PAYMENTS AND STATEMENTS TO
                              CERTIFICATEHOLDERS

            SECTION 13.01.  Certificate Account.

            The Master Servicer shall, prior to the Delivery Date, establish and maintain, in the name of the Trustee on behalf of the Certificateholders, the Certificate Account, into which the Master Servicer shall deposit not later than each Distribution Date, the amounts specified in Section [3.08]. All distributions to be made from time to time to the Certificateholders out of funds in the Certificate Account shall be made by the Master Servicer.

            SECTION 13.02.  Distributions.

            Subject to Sections [9.01 and 14.02] respecting the final distribution, on each Distribution Date, the Master Servicer shall distribute from the Certificate Account to each Certificateholder of record on the related Record Date, the amount to be distributed to such Certificateholder pursuant to the respective Certificate or Certificates held by such

Certificateholder. Such distribution shall be made by check mailed on the Distribution Date to the address of each Certificateholder appearing in the Certificate Register, except that, with respect to any Holder eligible for wire transfer, as provided in Section [11.15], distributions shall be made on the Distribution Date by wire transfer in immediately available funds, provided that such Certificateholder, not less than two Business Days prior to the related Distribution Date, shall have furnished the Master Servicer with appropriate wiring instructions. Distributions may also be made by such other means of payment as to which each Certificateholder and the Master Servicer shall agree.

            SECTION 13.03.  Monthly Statements to
                            Certificateholders.

            Prior to or concurrently with each distribution from the Certificate Account to the Certificateholders made on a Distribution Date, the Master Servicer shall cause to be forwarded by mail to each Certificateholder and to the Trustee a statement setting forth:


                  (I) the amount of such distribution representing principal on the Contracts, separately identifying the aggregate amount of any Principal Prepayments included therein, and the portion of such distribution, if any, representing a Monthly Advance of principal;


                  (ii) the amount of such distribution representing interest on the Contracts and the portion of such distribution, if any, representing a Monthly Advance of interest;

               (iithe amount of servicing compensation received by the Servicers and the Master Servicer with respect to the monthly period preceding the related Distribution Date and such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

                  (iv)  the amount of Retained Yield and the
      Administrative Fee paid to the Depositor;

                  (v) the aggregate Principal Balance of the Contracts on the Due Date of the month of such distribution, after giving effect to payments on the Contracts due on the Due Date and distributed to Certificateholders on the Distribution Date;

                  (vi) the book value of any collateral acquired on behalf of Certificateholders through Repossession or otherwise of any Manufactured Home;

                  (vii) the number and aggregate Principal Balance of Contracts
     (1) more than 30 days delinquent; (2) more than 60 days delinquent; and (3) in foreclosure as of the close of business on a date not earlier than the Due Date; and

                  (viii) the amount of coverage remaining under the Pool Insurance Policy and the Special Hazard Insurance Policy after giving effect to any amount with respect thereto distributed to Certificateholders on the Distribution Date.


            In the case of information furnished pursuant to clauses (I) through
(iv) above, the amounts shall be expressed as a dollar amount per Single Certificate.


            Upon reasonable advance notice in writing, the Master Servicer shall provide to each Certificateholder that is a savings and loan association, bank or insurance company certain reports and access to information and documentation regarding the Contracts sufficient to permit such Certificateholders to comply with applicable regulations of the Federal Home Loan Bank Board or other regulatory authorities with respect to their investment in the Certificates; provided, however, that the Master Servicer shall be entitled to be reimbursed by such Certificateholders for the actual expenses incurred by the Master Servicer in providing such reports and access.


            Within a reasonable period of time after the end of each calendar year, the Master Servicer shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (I) through (iv) of this Section 13.03 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code as from time to time in effect.


                                 ARTICLE XIV.

                             OPTIONAL TERMINATION

            SECTION 14.01.  Repurchase at the Option of the
                            [Depositor].

            To the extent specified in Article XI, the Contracts included in the Trust Fund shall be subject to repurchase at the option of the [Depositor] as permitted herein on any Optional Termination Date at the Repurchase Price specified herein.

            [The Repurchase Price for any such Optional Termination shall be equal to the aggregate Principal Balance of the Contracts as of the date of repurchase, together with accrued and unpaid interest thereon at the Pass-Through Rate through the last day of the month of such repurchase, plus the appraised value of any property acquired in respect thereof. The right of the [Depositor] to repurchase the Contracts is conditioned on the [Depositor's] having previously given notice of termination as required by Section 14.02]

            SECTION 14.02.  Procedure Upon Optional Termination.

                  (a) In case of any Optional Termination pursuant to Section 14.01, the [Depositor] shall, at least 20 days prior to the date notice is to be mailed to the Certificateholders (unless a shorter period shall be satisfactory to the Master Servicer and the Trustee), notify the Master Servicer and the Trustee of such Optional Termination Date, and of the Repurchase Price of the Contracts to be repurchased.

                  (b) Any repurchase by the [Depositor] of the Contracts shall be made on the Optional Termination Date by deposit of the Repurchase Price into the Certificate Account on or before the Distribution Date on which such repurchase is effected. Upon receipt by the Trustee of an Officers' Certificate of the Master Servicer certifying as to the deposit of the Repurchase Price into the Certificate Account, the Trustee and each co-trustee and separate trustee, if any, then acting as such under this Agreement, shall, upon request of the [Depositor] and at the expense of the [Depositor], execute and deliver all such instruments of transfer or assignment, in each case without recourse, as shall be reasonably requested by the [Depositor] to vest title in the Contracts so repurchased to the [Depositor] and shall transfer or deliver or shall cause the applicable Custodian to transfer or deliver to the [Depositor] or its designee the repurchased Contracts. Any distributions on the Contracts received by the Trustee or the Master Servicer subsequent to the Optional Termination Date shall be promptly remitted by it to the [Depositor].

            (c) Notice of any Optional Termination pursuant to the provisions of this Article XIV, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Master Servicer by first class mail to Holders of the Certificates mailed no earlier than the 15th day and not later than the 10th day preceding the Optional Termination Date. Such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates will the made upon presentation and surrender of the Certificates at the office or agency of the Master Servicer therein designated, (B) the amount of such final distribution and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, such distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Master Servicer maintained for such purposes (the address of which shall be set forth in such notice). The Master Servicer shall give such notice to the Certificate Registrar at the time such notice is given to Holders of the Certificates. Upon deposit in the Certificate Account on the applicable Distribution Date of an amount equal to the Repurchase Price pursuant to Section 14.01 and presentation and surrender of the Certificates, the Master Servicer shall cause to be distributed to Holders of Certificates an amount equal to the Repurchase Price. Payments received by the Master Servicer with respect to the Contracts in excess of the Repurchase Price, after giving effect to any amounts to be retained or distributed by it pursuant to Section [3.12], shall be promptly remitted by the Master Servicer to the [Depositor].

                                  ARTICLE XV.

                                 MISCELLANEOUS

            SECTION 15.01.  Standard Terms.

            The Standard Terms attached hereto is hereby incorporated herein by reference, to the extent specified herein, and hereby forms a part of this instrument with the same force and effect as if set forth in full herein. In the event that any term or provision contained herein shall conflict or be inconsistent with any term or provision contained in the Standard Terms, the terms and provisions of this Reference Agreement shall govern.

            SECTION 15.02.  Ratification of Standard Terms.

            As incorporated by reference into this Reference Agreement, the Standard Terms is in all respects ratified and confirmed, and the Standard Terms and this Reference Agreement shall be read, taken and construed as one and the same instrument.

            SECTION 15.03.  Amendment.


            In addition to the amendments permitted by Section 10.01, this Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing, in the aggregate, not less than 66% of the Voting Rights of all the Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of the Certificates; provided, however, that no such amendment may, without the consent of the Holders of Certificates evidencing 100% of the Voting Rights of the Certificates: (I) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on Contracts are required to be distributed with respect to any Certificate, or (ii) reduce the aforesaid percentages of Certificates, the Holders of which are required to consent to any such amendments.


            Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

            It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            SECTION 15.04.  Counterparts.

            For the purpose of facilitating the recordation of this Reference Agreement as herein provided and for other purposes, this Reference Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

            SECTION 15.05.  Governing Law.

            This Reference Agreement shall be construed in accordance with and governed by the substantive laws of the [State of ____________________] applicable to agreements made and to be performed in the [State of _______________] and the obligations, rights and remedies of the parties hereto and of the Certificateholders shall be determined in accordance with such laws.

            SECTION 15.06.  Recordation of Agreement.

            This Reference Agreement is subject to recordation in all appropriate public offices for records in all the counties or other comparable jurisdictions in which any or all of the Manufactured Homes are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the [Depositor] or upon direction by the Trustee, but only upon direction by the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

            SECTION 15.07.  Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Reference Agreement or of the Certificates or the rights of the Holders thereof.


            SECTION 15.08.  Declaration of Trust; Tax Treatment;
                            Construction.

            The Trustee hereby declares that it will hold the Trust Fund in trust upon and subject to the conditions set forth herein for the use and benefit of the Holders subject to the obligations of the Trustee. It is the intention of the parties hereto, and each Holder by its acceptance of a Certificate shall be deemed to agree, that the Trust will be created as a grantor trust for federal income tax purposes and all transactions contemplated by this Agreement will be reported, to the extent applicable, on all applicable tax returns consistently with such treatment. The provisions of this Agreement shall be construed, and the affairs of the Trust shall be conducted as provided herein, so as to achieve treatment of the Trust as a grantor trust for federal income tax purposes.


            IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

                             ASSET BACKED SECURITIES

                                  CORPORATION,

                                    as Depositor

                                    By _______________________

[SEAL]

ATTEST:

                                    [NAME OF TRUSTEE],

                                        as Trustee

                                    By _______________________

[SEAL]

ATTEST:

                                    [NAME OF MASTER SERVICER],

                                        as Master Servicer

                                    By _______________________

[SEAL]
ATTEST:

STATE OF NEW YORK       )
                        )   ss.:
COUNTY OF NEW YORK      )

            On this __________ day of __________, 199__, before me personally appeared ___________________, to me known, who being by me duly sworn, did depose and say that he resides at ____________________, that he is the ________________ of Asset Backed Securities Corporation, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                                    ________________________________
                                                Notary Public

[NOTARIAL SEAL]

STATE OF _________)
                  )   ss.:
COUNTY OF ________)

            On this __________ day of __________, 199__, before me personally appeared ___________________, to me known, who being by me duly sworn, did depose and say that he resides at ____________________, that he is the ________________ of [

                 ], the [ _______________ ] corporation described in and which executed the above instrument; that he knows the seal of said banking corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said banking corporation; and that he signed his name thereto by like order.

                                    ________________________________
                                                Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK       )
                        )   ss.:

COUNTY OF NEW YORK      )

            On this __________ day of __________, 199__, before me personally appeared ___________________, to me known, who being by me duly sworn, did depose and say that he resides at ____________________, that he is the ________________ of [Name of Master Servicer], one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                                    ________________________________
                                                Notary Public

[NOTARIAL SEAL]

                                                                       EXHIBIT A

                         [Form of Face of Certificate]

            PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE MONTHLY AS SET FORTH HEREIN; ACCORDINGLY, THE UNPAID PRINCIPAL BALANCE OF THE CONTRACTS AT ANY TIME MAY BE LESS THAN THE PRINCIPAL AMOUNT SET FORTH ON THIS CERTIFICATE. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF ASSET BACKED SECURITIES CORPORATION OR OF ANY OF ITS AFFILIATES EXCEPT AS SET FORTH HEREIN AND IN THE AGREEMENT.

CONDUIT MANUFACTURED HOUSING CONTRACT PASS-THROUGH CERTIFICATES,

                                  SERIES ____

                          _______% PASS-THROUGH RATE

evidencing an undivided interest in a trust fund consisting of certain manufactured housing conditional sales contracts and installment sales agreements transferred by

            ASSET BACKED SECURITIES CORPORATION [The following information is provided solely for purposes of applying federal income tax original issue discount ("OID") rules to this instrument:

                  OID:  ____%
                  ISSUE DATE:  _____________, 199_
                  YIELD (ASSUMING NO PREPAYMENTS): ____%
                  SHORT ACCRUAL PERIOD YIELD COMPUTATION:  EXACT
                  OID ALLOCABLE TO SHORT ACCRUAL PERIOD:  ___%
                  CUSIP:  ______________
                  ISSUE PRICE:  ___________%]

Certificate No. ___________                           $__________ DENOMINATION


First Distribution                      Final Scheduled
Date:  _____, 199_                      Distribution Date: __________, 199__

            THIS CERTIFIES THAT ___________________ is the registered owner of the pro rata undivided interest obtained by dividing the Denomination set forth above by the aggregate Denominations of all the Certificates in the Trust Fund referred to below consisting of certain manufactured housing conditional sales contracts and installment sales agreements (the "Contracts") sold to the Trust by Asset Backed Securities Corporation (the "Depositor"), exclusive of a portion of the interest payable on each Contract the ownership of which has been retained by the Depositor (the "Retained Yield"), and certain related property transferred to the Trust by the Depositor. The Trust Fund was created pursuant to the Standard Terms and Provisions of Pooling and Servicing, dated as of __________, 199__ (the "Standard Terms") and the Reference Agreement, dated as of __________, 199__ (the "Reference Agreement and, together with the Standard Terms, the "Agreement") each among the Depositor, _________________________________, as master servicer (the "Master Servicer")
and __________________________, as trustee (the "Trustee," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereinbelow. The aggregate Principal Balance of the Contracts included in the Trust Fund as of __________, 199__ (the "Cut-off Date"), exclusive of payments due on or before such date, was $__________. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate and the Agreement set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as trough fully set forth at this place.

            Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its corporate seal.

Date:                              [NAME OF TRUSTEE],

                                     as Trustee

                                    By: ______________________________
                                                [TITLE]

[SEAL]

ATTEST

- ----------------------------
Authorized officer of
[Name of Trustee]

[Form of certificate of Authentication)

THIS is ONE OF THE CERTIFICATES REFERRED TO IN THE WITHIN-

MENTIONED AGREEMENT

[_______________________________]
            REGISTRAR

By _____________________________

      AUTHORIZED OFFICER

                       (FORM OF REVERSE OF CERTIFICATE]

                      ASSET BACKED SECURITIES CORPORATION
                     CONDUIT MANUFACTURED HOUSING CONTRACT

                    PASS-THROUGH CERTIFICATES, SERIES _____
                           _____% PASS-THROUGH RATE

            This Certificate is one of a duly authorized issue of Certificates of Asset Backed Securities Corporation designated as its Conduit Manufactured Housing Contract Pass-Through Certificates, Series ___, ___% Pass-Through Rate (the "Certificates") issued under and subject to the terms, provisions and conditions of the Agreement. Reference is hereby made to the Agreement for a statement of the respective rights thereunder of the Depositor, the Master Servicer, the Trustee and the Holders of the Certificates and the terms upon which the Certificates are authenticated and delivered. This Certificate represents the undivided interest obtained by dividing the Denomination set forth on the face hereof by the aggregate Denominations of all Certificates in
(I) the Contracts and the proceeds thereof payable after the Cut-off Date, net of any amounts payable to the Depositor, the Master Servicer and the Servicers in accordance with the provisions of the Agreement, (ii) the Certificate Account and all amounts deposited therein pursuant to the applicable provisions of the Agreement, net of the Retained Yield, the Administrative Fee and amounts payable to the Servicers, the Master Servicer and the Depositor, as provided in the Agreement, (iii) property acquired by repossession or otherwise with respect to the Contracts and (iv) the interest of the Certificateholders in the [Pool Insurance Policy, the Performance Bond, Special Hazard Insurance Policy, Alternative Credit Support], and all proceeds thereof as provided in the Agreement (such Contracts, funds, property and interests are herein collectively called the "Trust Fund").

            The Master Servicer shall distribute on the ___ day of each month, or, if such _____ day is not a Business Day, the Business Day immediately following such _____ day (the "Distribution Date"), commencing __________ _____, 199__, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), an amount equal to the product of the undivided interest evidenced by this Certificate in the Trust Fund and the aggregate of (I) all previously undistributed payments or other receipts on account of principal (including Principal Prepayments, if any) and interest on the Contracts, exclusive of the Retained Yield, subject at any time to the Agreement, including any Liquidation Proceeds, received by the Master Servicer after the Cut-off Date as set forth on the face hereof, or received on or prior to the Cut-off Date but due thereafter, and prior to the Determination Date except: (a) payments that were due and payable on or before the Cut-off Date; (b) Principal Prepayments and Liquidation Proceeds and all proceeds of any Contracts or property acquired in respect thereof repurchased pursuant to Sections 2.02, 2.04, 2.05 and 9.01 of the Agreement received during the month of distribution and all related payments of interest representing interest for the month of distribution or any portion thereof; (c) payments, other than Principal Prepayments, that represent early receipt of scheduled payments of principal and interest due on or after the first day of the month of distribution; (d) late payments of principal or interest in respect of which there are any unreimbursed Monthly Advances; (e) amounts representing reimbursement for certain losses and expenses, all as described in the Agreement; (f) that portion of each payment of interest on each Contract in excess of interest at the Pass-Through Rate set forth above on the unpaid principal balance of such Contract outstanding for the period for which such payment was received; and (g) to the extent specified in the Agreement, that portion of the Liquidation Proceeds of Contracts in excess of the unpaid principal balances thereof and unpaid interest thereon; and (ii) the Monthly Advance, if any, made by the Master Servicer for the related period. For the purposes hereof, amounts received by the Master Servicer in connection with the liquidation of Contracts through repossession, sale or otherwise shall be deemed to be payments on account of principal of Contacts.

            Distributions on this Certificate will be made by the Master Servicer by check mailed to the address of the Holder hereof entitled thereto at the address appearing in the Certificate Register or, if eligible for wire transfer as set forth in Section [11.15] of the Agreement, by wire transfer in immediately available funds or by such other means of payment as the Holder hereof and the Master Servicer shall agree upon. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made, in the applicable manner described above, after due notice by the Master Servicer of the pendency of such final distribution and only upon presentation and surrender of this Certificate at the office or agency designated in such notice.

            As provided in the Agreement, deductions and withdrawals from the Certificate Account may be made by the Master Servicer from time to time for purposes other than distributions to the Certificateholders, such purposes including payment of the Retained Yield and Administrative Fee to the Depositor and reimbursement to the Master Servicer of Monthly Advances and of certain expenses incurred by it.

            The Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Master Servicer, the Depositor and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing Voting Rights aggregating not less than 66% of the Voting Rights of all the Certificates; provided, however, that no such amendment may, without the consent of the Holders of all Certificates then outstanding, (I) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on Contracts are required to be distributed in respect of any Certificate, or
(ii) reduce the aforesaid percentages of Certificates, the Holders of which are required to consent to any such amendments. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the Master Servicer, the Depositor and the Trustee to amend certain terms and conditions set forth in the Agreement without the consent of Holders of the Certificates issued thereunder.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable on the Certificate Register maintained by the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained for that purpose by the Trustee in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in a form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denomina tions and for the same aggregate Denomination and undivided interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only in registered form in minimum Denominations of $_______, and integral multiples of $____ in excess thereof, and one Certificate may be issued in such Denomination as may be necessary to represent the remainder of the aggregate Principal Balance of the Contracts on the Cutoff Date. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates of authorized Denominations evidencing a like aggregate undivided interest, as requested by the Holder surrendering the same.

            No service charge will be made for such registrations, transfers or exchanges, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Master Servicer, the Certificate Registrar and the Trustee and any agent of the Master Servicer, the Certificate Registrar or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Master Servicer, the

Certificate Registrar nor the Trustee nor any such agent thereof shall be affected by notice to the contrary.


            The obligations created by the Agreement and the Trust Fund created thereby (other than the obligation of the Master Servicer to provide for payments to Certificateholders pursuant to the Agreement) shall terminate upon the earlier of (a) the repurchase by the [Depositor] from the Trust Fund of all Contracts remaining In the Trust Fund and all property acquired with respect thereto and (b) the later of (I) the maturity or other liquidation of the last Contract subject thereto and the disposition of all property acquired upon repossession and (ii) the distribution to Certificateholders of all amounts in the Certificate Account required to be distributed to them pursuant to the Agreement. Any such purchase by the [Depositor] will be made at a price equal to the aggregate outstanding Principal Balance of the Contracts as of the date of repurchase, together with accrued and unpaid interest thereon at the Pass-Through Rate to the last day of the month of such repurchase, plus the appraised value of any property acquired in respect thereof. The Agreement permits, but does not require, the [Depositor] to make such purchase on any Distribution Date, subject to the condition that the aggregate Principal Balance of the Contracts at the time of purchase is less than __% of the aggregate Principal Balance of the Contracts on the Cut-off Date. The exercise of such right will effect early retirement of the Certificates.


            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  ASSIGNMENT

            FOR VALUE RECEIVED the undersigned hereby sell(s),

assign(s) and transfer(s) unto__________________________________________________

________________________________________________________________________________

________________________________________________________________________________

 (Please print or typewrite name and address, including postal zip code, or assignee)

the undivided interest in the Trust Fund evidenced by the within Certificate and hereby authorize(s) the transfer of registration of such interest to the assignee on the Certificate Register.

            I (we) further direct the Trustee to issue a new Certificate of a like Denomination and undivided interest in the Trust Fund to the above names assignee and to deliver such Certificate to the following address:

________________________________________________________________________________

________________________________________________________________________________

Dated: _________

Social Security or            _________________________________
other Tax Identifi-           Signature by or on behalf of assignor
cation No. of Assignee        (signature must be signed as registered)

______________________        _________________________________
                              Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for the information of the Master Servicer;

            Distribution shall be made by the wire transfer in immediately available funds to _________________________________________________

________________________________________________________________________________
the account of _____________________________________, account number
______________________, or, if mailed by check, to ________________. This information is provided by the assignee named above, or its agent.

                                                                      Schedule I

                               CONTRACT SCHEDULE


            [Each Contract shall be identified by loan number, address of the Manufactured Home and name of the Obligor. The following details shall be set forth as to each Contract: (I) the Principal Balance at the time of its origination, (ii) the adjusted Principal Balance as of the Cut-off Date, (iii) the APR, (iv) the scheduled monthly payment of principal and interest, (v) the first payment date, (vi) the original term, (vii) the Contract Loan-to-Value Ratio at origination and (viii) the Retained Yield.]